News Release

Investor Relations Contact:	Media Relations Contact:
Jim Pirak	Diana McSweeney
Symetra	Symetra
(425) 256-8284	(425) 256-6167
jim.pirak@symetra.com	diana.mcsweeney@symetra.com

Symetra Life Insurance Company Completes Redomestication Plan

BELLEVUE, Wash. - (July 2, 2014) - Symetra Financial Corporation (NYSE: SYA) today announced that the redomestication of its principal life insurance subsidiary, Symetra Life Insurance Company, from Washington to Iowa is complete following regulatory approvals from the Washington State Office of the Insurance Commissioner and Iowa Insurance Division.

As previously announced Symetra plans to open an office in West Des Moines, Iowa and anticipates hiring 20-40 employees over the next two to four years as the company grows. Its corporate headquarters and home office will remain in Bellevue, Wash.

Symetra also announced that its application to redomesticate a smaller life insurance subsidiary, Symetra National Life Insurance Company, has been approved. The company expressed appreciation to the Iowa Insurance Division and Washington State Office of the Insurance Commissioner for their cooperation in facilitating the redomestication.

About Symetra
Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefit consultants, financial institutions and independent agents and advisors. For more information, visit www.symetra.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of current or historical facts, included or referenced in this release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the benefits of new initiatives and the growth of our business and operations, are forward-looking statements. The words “will,” “plan,” “anticipate,” and similar expressions also are intended to identify forward-looking statements.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. Additional factors are described from time to time in Symetra’s filings with the U.S. Securities and Exchange Commission, including those in Symetra’s 2013 Annual

Report on Form 10-K and the 2014 Quarterly Reports on Form 10-Q. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Symetra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Symetra or its business or operations. Symetra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Symetra to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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